EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald McIlhargey, Chief Executive Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 , fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 , fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: January 28, 2016	By:	/s/ GERALD MCILHARGEY
Gerald McIlhargey
Principal Executive Officer
St. Joseph, Inc.